EXHIBIT 6.3

AMERICAN ENERGY SERVICES, INC.
7224 LAWNDALE
HOUSTON, TX 77539

TAXPAYER I.D. NUMBER: 76-0279883

METROBANK, N.A.         GALLERIA BRANCH
5065 WESTHEIMER, STE. #1111
HOUSTON, TX 77056

                        SECURED PARTY'S NAME AND ADDRESS
         ("You" means the Secured Party, its successors and assigns.)

I am entering into this security agreement with you on MAY 2, 1998       (date).

SECURED DEBTS. I agree that this security agreement will secure the payment and performance of the debts, liabilities or obligations described below that (Check one) [  ] I [X] AMERICAN ENERGY SERVICES, INC., LOAN #721099972, DTD.
05-02-98; I/A/O $2,000,000          owe(s) to you now or in the future:ttttttttt
(Check one below):

     [X] SPECIFIC DEBT(S): The debt(s), liability or obligations evidenced by (describe): NOTE #721099972 FROM AMERICAN ENERGY SERVICES, INC. and all extensions, renewals, refinancings, modifications and replacements of the debt, liability or obligation.

     [ ] ALL DEBT(S). Except in those cases listed in the "LIMITATIONS" paragraph on page 2, each and every debt, liability and obligation of every type and description (whether such debt, liability or obligation now exists or is incurred or created in the future and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several).

SECURITY INTEREST. To secure the payment and performance of the above described
     Secured Debts, liabilities and obligations, I give you a security interest in all of the property described below, that I now own and that I may own in the future (including, but not limited to, all parts, accessories, repairs, improvements, and accessions to the property), wherever the property is or may be located, and all proceeds and products from the property.

     [X] INVENTORY: All inventory which I hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business:

     [X] EQUIPMENT: All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which I give to you will also be included in the secured property, but such a list is not necessary for a valid security interest in my equipment.

     [ ]  FARM PRODUCTS: All farm products, but not limited to:

          (a) all poultry and livestock and their young, along with their products, produce and replacements;

          (b) all crops, annual or perennial, and all products of the crops; and

          (c) all feed, seed, fertilizer, medicines, and other supplies used or produced in my farming operations.

     [X]  ACCOUNTS, INSTRUMENTS, DOCUMENTS, CHATTEL PAPER AND OTHER RIGHTS TO
          PAYMENT: All rights I have now and that I may have in the future to the payment of money, including but not limited to: (a) payment for goods and other property sold or leased or for services rendered, whether or not I have earned such payment by performance; and (b) rights to pay arising out of all present and future debt instruments, chattel paper and loans and obligations receivable. The above includes any rights and interests (including all liens and security interests) which I may have by law or agreement against any account debtor or obligor of mine.

     [X] GENERAL INTANGIBLES: All general intangibles including, but not limited to, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use my name.

     [ ] GOVERNMENT PAYMENTS AND PROGRAMS: All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments, and conservation reserve payments) in which I now have and in the future may have any rights or interest and which arise under or as a result of any preexisting, current or future Federal or state governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and the
          ASCS).

     [X]  THE SECURED PROPERTY INCLUDES, BUT IS NOT LIMITED BY, THE FOLLOWING:

          SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, the legal description is:
 -------------------------------------------------------------------------
       I am a(n)      [ ]  Individual   [ ]  partnership   [X] corporation

                      [ ] ________________________________________________

       [ ] If checked, file this agreement in the real estate records. Record Owner (if not me):
       ___________________________________________________________________

       ___________________________________________________________________

       The property will be used for [ ] personal  [X] business
                                 [ ] agricultural   [ ]________________ reasons.

                         METROBANK, N.A. GALLERIA BRANCH
                             (Secured Party's Name)

       By:  AMAL GUNERAINE

       Title:  VICE PRESIDENT

       I AGREE TO THE TERMS SET OUT ON BOTH PAGE 1 AND PAGE 2 OF THIS AGREEMENT. I have received a copy of this document on today's date.

                         AMERICAN ENERGY SERVICES, INC.
                                 (Debtor's Name)

       By: /s/ PAT ELLIOTT
       NAME:

       Title:  PRESIDENT

       By:
            NAME:

       Title:

                                                                   (page 1 of 2)

GENERALLY -- "You" means the Secured Party identified on page 1 of this agreement. "I," "me" and "my" means each person who signs this security agreement as Debtor and who agrees to give the property described in this agreement as security for the Secured Debts. All terms and duties under this agreement are joint and individual. No modification of this security agreement is effective unless made in writing and signed by you and me. This security agreement remains in effect, even if the note is paid and I owe no other debt to you, until discharged in writing. Time is of the essence in this agreement.

APPLICABLE LAW -- I agree that this security agreement will be governed by the law of the state in which you are located. If property described in this agreement is located in another state, this agreement may also, in some circumstances, be governed by the law of the state in which the property is located.

     To the extent permitted by law, the terms of this agreement may vary applicable law. If any provision of applicable law may not be varied by agreement, any provision of this agreement that does not comply with that law will not be effective. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement.

OWNERSHIP AND DUTIES TOWARD PROPERTY -- I represent that I own all of the property, or to the extent this is a purchase money security interest I will acquire ownership of the property with the proceeds of the loan, I will defend it against any other claim. Your claim to the property is ahead of the claims of any other creditor. I agree to do whatever you require to protect your security interest and to keep your claim in the property ahead of the claims of other creditors. I will not do anything to harm your position.

     I will keep books, records and accounts about the property and my business in general. I will let you examine these records at any reasonable time. I will prepare any report or accounting you request, which deals with the property.

     I will keep the property in my possession and will keep it in good repair and use it only for the purpose(s) described on page 1 of this agreement. I will not change this specified use without your express written permission. I represent that I am the original owner of the property and, if I am not, that I have provided you with a list of prior owners of the property.

     I will keep the property at my address listed on page 1 of this agreement, unless we agree I may keep it at another location. If the property is to be used in another state, I will give you a list of those states. I will not try to sell the property unless it is inventory or I receive your written permission to do so. If I sell the property I will have the payment made payable to the order of you and me.

     You may demand immediate payment of the debt(s) if the debtor is not a natural person and without your prior written consent (1) a beneficial interest in the debtor is sold or transferred or (2) there is a change in either the identity or number of members of a partnership or (3) there is a change in ownership of more than 25 percent of the voting stock of a corporation.

     I will pay all taxes and charges on the property as they become due. You have the right of reasonable access in order to inspect the property. I will immediately inform you of any loss or damage to the property.

     LIMITATIONS -- This agreement will not secure a debt described in the section entitled "Secured Debts" on page 1:

     1) if you fail to make any disclosure of the existence of this security interest required by law for such other debt;
     2) if this security interest is in my principal dwelling and you fail to provide (to all persons entitled) any notice of right of rescission required by law for such other debt;
     3) to the extent that this security interest is in "household goods" and the other debt to be secured is a "consumer" loan (as those terms are defined in applicable federal regulations governing unfair and deceptive credit practices);
     4) if this security interest is in margin stock subject to the requirements of 12 C.F.R. Section 207 or 221 and you do not obtain a statement of purpose if required under these regulations with respect to that debt; or
     5) if this security interest is unenforceable by law with respect to that debt.

PURCHASE MONEY SECURITY INTEREST -- For the sole purpose of determining the extent of a purchase money security interest arising under this security agreement: (a) payments on any non-purchase money loan also secured by this agreement will not be deemed to apply to the purchase money loan, and (b) payments on the purchase money loan will be deemed to apply first to the non-purchase money portion of the loan, if any, and then to the purchase money obligations in the order in which the items of collateral were acquired or if acquired at the same time, in the order selected by you. No security interest will be terminated by application of this formula. "Purchase money loan" means any loan the proceeds of which, in whole or in part, are used to acquire any collateral securing the loan and all extensions, renewals, consolidations and refinancings of such loan.

AUTHORITY OF SECURED PARTY TO MAKE ADVANCES AND PERFORM FOR DEBTOR -- I agree to pay you on demand any sums you advanced on my behalf including, but not limited to, expenses incurred in collecting, insuring, conserving, or protecting the property or in any inventories, audits, inspections or other examinations by you in respect to the property. If I fail to pay such sums, you may do so for me, adding the amount paid to the other amounts secured by this agreement. All such sums will be due on demand and will bear interest at the highest rate provided in any agreement, note or other instrument evidencing the Secured Debt(s) and permitted by law at the time of the advance.

     If I fail to perform any of my duties under this security agreement, or any mortgage, deed of trust, lien or other security interest, you may without notice to me perform the duties or cause them to be performed. I understand that this authorization includes, but is not limited to, permission to: (1) prepare, file, and sign my name to any necessary reports or accountings; (2) notify any account debtor of your interest in this property and tell the account debtor to make the payments to you or someone else you name, rather than me; (3) place on any chattel paper a note indicating your interest in the property; (4) in my name, demand, collect, receive and give a receipt for, compromise, settle, and handle any suits or other proceedings involving the collateral; (5) take any action you feel is necessary in order to realize on the collateral, including performing any part of a contract or endorsing it in my name; and (6) make an entry on my books and records showing the existence of the security agreement. Your right to perform for me shall not create an obligation to perform and your failure to perform will not preclude you from exercising any of your other rights under the law or this security agreement.

INSURANCE -- I agree to buy insurance on the property against the risks and for the amounts you require and to furnish you continuing proof of coverage. I will have the insurance company name you as loss payee on any such policy. You may require added security if you agree that insurance proceeds may be used to repair or replace the property. I will buy insurance from a firm licensed to do business in the state where you are located. The firm will be reasonably acceptable to you. The insurance will last until the property is released from this agreement. If I fail to buy or maintain the insurance (or fail to name you as loss payee) you may purchase it yourself.

WARRANTIES AND REPRESENTATIONS -- If this agreement includes accounts, I will not settle any account for less than its full value without your written permission. I will collect all accounts until you tell me otherwise. I will keep the proceeds from all the accounts and any goods which are returned to me or which I take back in trust for you. I will not mix them with any other property of mine. I will deliver them to you at your request. If you ask me to pay you the full price on any returned items or items retaken by myself, I will do so.

     If this agreement covers inventory, I will not dispose of its except in my ordinary course of business at the fair market value for the property, or at a minimum price established between you and me.

     If this agreement covers farm products I will provide you, at your request, a written list of the buyers, commission merchants or selling agents to or through whom I may sell my farm products. In addition to those parties named on this written list, I authorize you to notify at your sole discretion any additional parties regarding your security interest in my farm products. I remain subject to all applicable penalties for selling my farm products in violation of my agreement with you and the Food Security Act. In this paragraph the terms farm products, buyers, commission merchants and selling agents have the meanings given to them in the Federal Food Security Act of 1985.

DEFAULT -- I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided;
(7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) I change my name or assume an additional name without first notifying you before making such a change; (9) failure to plant, cultivate and harvest crops in due season; (10) if any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M. REMEDIES -- If I am in default on this agreement, you have the following remedies:

     1) You may demand immediate payment of all I owe you under any obligation secured by this agreement.
     2) You may set off any obligation I have to you against any right I have to the payment of money from you.
     3) You may demand more security or new parties obligated to pay any debt I owe you as a condition of giving up any other remedy.
     4)  You may make use of any remedy you have under state or federal law.
     5) If I default by failing to pay taxes or other charges, you may pay them (but you are not required to do so). If you do, I will repay to you the amount you paid plus interest at the highest contract rate.
     6) You may require me to gather the property and make it available to you in a reasonable fashion.
     7) You may repossess the property and sell it as provided by law. You may repossess the property so long as the repossession does not involve a breach of the peace or an illegal entry onto my property. You may sell the property as provided by law. You may apply what you receive from the sale of the property to: your expenses; your reasonable attorney's fees and legal expenses (where not prohibited by law); any debt I owe you. If what you receive from the sale of the property does not satisfy the debts, you may take me to court to recover the difference (where permitted by law).
         I agree that 10 days written notice sent to my address listed on page 1 by first class mail will be reasonable notice to me under the Uniform Commercial Code.
         If any items not otherwise subject to this agreement are contained in the property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.

     8) In some cases, you may keep the property to satisfy the debt. You may enter upon and take possession of all or any part of my property, so long as you do not breach the peace or illegally enter onto the property, including lands, plants, buildings, machinery, and equipment as may be necessary to permit you to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of any of the property and to use and operate the property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.

     By choosing any one or more of these remedies, you do not waive your right to later use any other remedy. You do not waive a default if you choose not to use any remedy, and, by electing not to use any remedy, you do not waive your right to later consider the event a default and to immediately use any remedies if it continues or occurs again.

FILING -- A carbon, photographic or other reproduction of this security agreement or the financing statement covering the property described in this agreement may be used as a financing statement where allowed by law. Where permitted by law, you may file a financing statement which does not contain my signature, covering the property secured by this agreement.

CO-MAKERS -- If more than one of us has signed this agreement, we are all obligated equally under the agreement. You may sue any one of us or any of us together if this agreement is violated. You do not have to tell me if any term of the agreement has not been carried out. You may release any co-signer and I will still be obligated under this agreement. You may release any of the security and I will still be obligated under this agreement. Waiver by you of any of your rights will not affect my duties under this agreement. Extending this agreement or new obligations under this agreement, will not affect my duty under the agreement.

                                                                   (page 2 of 2)

_________ STATE OF TEXAS _____________________________ SPACE ABOVE THIS LINE
FOR RECORDING DATA _____________________________________________________________

                    ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

1. DATE AND PARTIES. The date of this Absolute Assignment of Leases and Rents (Absolute Assignment) is May 2, 1998 and the parties, their addresses and tax identification numbers, if required, are as follows:

ASSIGNOR:         AMERICAN ENERGY SERVICES, INC.
                  CORPORATION
                  7224 LAWNDALE
                  HOUSTON, TX 77539
                  TAXPAYER I.D. #: 76-0279883

    [ ] If checked, refer to the attached Addendum incorporated herein, for additional Assignors, their signatures and acknowledgements.

TRUSTEE:          ROBERT R. TRIMBLE
                  TRUSTEE
                  9600 BELLAIRE STE 252
                  HOUSTON, TX 77036
                  TAXPAYER I.D. #: 76-0201440

LENDER:           METROBANK, N.A. GALLERIA BRANCH
                  ORGANIZED AND EXISTING UNDER THE LAWS
                  OF THE UNITED STATES OF AMERICA
                  5065 WESTHEIMER, STE. #1111
                  HOUSTON, TX 77056
                  TAXPAYER I.D. #: 76-0201440

2. ASSIGNMENT OF LEASES AND RENTS. To induce Lender to extend the Obligations (hereafter defined) and for good and valuable consideration, including Ten Dollars paid to Lender, the receipt and sufficiency of which is acknowledged, Assignor absolutely, unconditionally, irrevocably and immediately assigns, grants, sells and conveys to Trustee, in trust for the benefit of Lender, all of Assignor's right, title and interest in and to any and all of the following (collectively referred to as "Collateral"):

    A. Existing or future leases, subleases, licenses, guaranties of performance of any party thereunder and any other written or verbal agreements for the use and occupancy of any portion of the Property (hereafter defined), including any extensions, renewals, modifications or substitutions of such agreements, including but not limited to the following described Leases (Leases):


    B. Rents, issues and profits (Rents), including without limitation, security deposits, minimum rents, percentage rent, additional rent, common area maintenance charges, parking charges, real estate taxes, other applicable taxes, insurance premium contributions, liquidated damages following default, cancellation premiums, "loss of rents" insurance, guest receipts, revenues, royalties, proceeds, bonuses, accounts, contract rights, general intangibles, and all rights and claims which Assignor may have that in any way pertains to or is on account of the use or occupancy of the whole or any part of the Property.

    This assignment is an absolute assignment and not an assignment for additional security. In the event any item listed as Leases or Rents is determined to be personal property, this Absolute Assignment will also be regarded as a security agreement.

3.  OBLIGATIONS DEFINED.  The term "Obligations" is defined as follows:

    A. Debt incurred under the terms of all promissory note(s), contract(s), guaranty(s) or other evidence of debt described below and all their extensions, renewals, modifications or substitutions (Evidence of Debt). (WHEN REFERENCING THE DEBTS BELOW IT IS SUGGESTED THAT YOU INCLUDE ITEMS SUCH AS THE BORROWERS' NAMES, NOTE AMOUNTS, INTEREST RATES, MATURITY DATES, ETC.)

        PROMISSORY NOTE #721099972 (EXIM BANK COMMITMENT #AP069603XB) IN THE AMOUNT OF $2,000,000.00 FROM AMERICAN ENERGY SERVICES, INC. TO METROBANK, N.A.; DATED 05-02-98 AT A CURRENT RATE OF PRIME PLUS .5%; TO MATURE ON SEPTEMBER 2, 1998.

                                                                   (page 1 of 6)

    B. All future advances from Lender to Assignor or other future obligations of Assignor to Lender under any promissory note, contract, guaranty or other evidence of debt executed by Assignor in favor of lender executed after this Absolute Assignment whether or not this Absolute Assignment is specifically referenced. If more than one person signs the Absolute Assignment, each Assignor agrees that this Absolute Assignment will secure all future advances and future obligations that are given to or incurred by any one or more Assignor, or any one or more Assignor and others. All future advances and other future obligations are secured by this Absolute Assignment even though all or part may not yet be advanced. All future advances and other future obligations are secured as if made on the date of this Absolute Assignment. Nothing in this Absolute Assignment shall constitute a commitment to make additional or future loans or advances in any amount. Any such commitment must be agreed to in a separate writing.

    C. All obligations Assignor owes to Lender, which may later arise, to the extent not prohibited by law, including without limitation, liabilities for overdrafts relating to any deposit account agreement between Assignor and Lender.

    D. All additional sums advanced and expenses incurred by Lender for insuring, preserving or otherwise protecting the Collateral and its value and any other sums advanced and expenses incurred by the Lender under the terms of this Absolute Assignment.

    E. Assignor's performance under the terms of any instrument evidencing a debt by Assignor to Lender and any security instrument securing, guarantying or otherwise relating to the debt.

        This Absolute Assignment will not secure any other debt if the Lender fails to give any required notice of the right of recissions.

4. PAYMENTS. Assignor agrees that all payments under the Obligations will be paid when due and in accordance with the terms of each Evidence of Debt and this Absolute Assignment.

5. COLLECTION OF RENTS. Lender grants Assignor a revocable license to collect, receive, enjoy and use the Rents so long as Assignor is not in default. Assignor's default automatically and immediately revokes this license. Except for one lease period's rent. Assignor will not collect in advance any Rents due in future lease periods without Lender's prior written consent. Assignor will receive any Rents in trust for Lender and Assignor will not commingle the Rents with any other funds. When Lender so directs, Assignor will endorse and deliver any payments of Rents from the Property to Lender.

    Assignor agrees that Lender will not be considered to be a mortgagee-in-possession by executing this Absolute Assignment or by collecting or receiving payments on the obligations (hereafter defined), but only may become a mortgagee-in-possession after Assignor's license to collect, receive, enjoy and use the Rents is revoked by Lender or automatically revoked on Assignor's default, and Lender actually takes possession of the Property. Consequently, until Lender takes actual possession of the Property, Lender is not obligated to perform or discharge any obligation of Assignor under the Leases, appear in or defend any action or proceeding relating to the Rents, the Leases or the Property, or be liable in any way for any injury or damage to any person or property sustained in or about the Property.

6. WARRANTIES AND COVENANTS. To induce Lender to extend credit by entering into the Obligations, Assignor makes the following warranties and covenants:

    A. Assignor has good title to the Leases, Rents and Property and the right to absolutely, unconditionally, irrevocably and immediately assign, grant, convey and sell the Leases and Rents and no other person has any right in the Leases and Rents.

    B. Assignor has recorded the Leases as required by law or as otherwise prudent for the type and use of the Property.

    C. No default exists under the Leases, and the parties subject to the Leases have not violated any applicable law on leases, licenses and landlords and tenants. Assignor, at its sole cost and expense, will keep, observe and perform, and require all other parties to the Leases to comply with, the Leases and any applicable law. If Assignor or any party to the Lease defaults or fails to observe any applicable law, Assignor will promptly notify Lender of this noncompliance.

    D. When any Lease provides for an abatement of Rents due to fire, flood or other casualty, Assignor will insure against this risk of loss with a policy satisfactory to Lender.

    E. Assignor will promptly provide Lender with copies of the Leases and will certify these Leases are true and correct copies. This existing Leases will be provided on execution of the Absolute Assignment, and all future Leases will be provided immediately after they are executed.

    F. Immediately after execution of this Absolute Assignment, Assignor will notify all current and future tenants and others obligated under the Leases of Lender's right to the Leases and Rents, and will request that they immediately pay all future Rents directly to Lender when Assignor or Lender demand them to do so.

    G. When Lender requests, Assignor will provide to Lender an accounting of Rents, prepared in a form acceptable to Lender, subject to generally accepted accounting principles in effect when such statements are made, and certified by Assignor or Assignor's accountant to be current, true, accurate and complete as of the date requested by Lender.

    H. Assignor has not sublet, modified, extended, canceled, or otherwise altered the Leases, or accepted the surrender of the Property covered by the Leases (unless the Leases so required), nor will Assignor do so without Lender's prior written consent.

    I. Assignor has not assigned, compromised, subordinated or encumbered the Leases and Rents, and will not do so without Lender's prior written consent.

    J. Assignor will not enter into any future Leases without prior written consent from Lender and at Lender's request, Assignor will execute and deliver such further assurances and assignments as to these future Leases as Lender requires from time to time.

                                                                   (page 2 of 6)

    K. Assignor will not sell or remove any personal property on the Property, unless Assignor replaces this personal property with like kind for the same or better value.

    L. Assignor will appear in and prosecute its claims or defend its title to the Leases and Rents against any claims that would impair Assignor's interest under this Absolute Assignment, and on Lender's request. Assignor will also appear in any action or proceeding in the name and on behalf of Lender. Assignor will pay Lender for all costs and expenses, including reasonable attorneys' fees, incurred by Lender for appearing in any action or proceeding related to the Leases or Rents. Assignor agrees to assign to Lender, as requested by Lender, any rights, claims or defenses which Assignor may have against parties who supply labor or materials to improve or maintain the leaseholds subject to the Leases and/or the Property.

    M. If Lender acts to manage, protect and preserve the Property, Lender does not assume or become liable for its maintenance, depreciation, or other losses or damages, except those due to Lender's gross negligence or intentional torts. Otherwise, Assignor will indemnify Lender and hold Lender harmless for any and all liability, loss or damage that Lender may incur as a result of this Absolute Assignment or any action taken to manage, protect or preserve the Property or Lender's interest in the Leases and Rents.

    N. Assignor will not cause or permit the leasehold estate under the Leases to merge with Assignor's reversionary interest, and agrees that the Lease shall remain in full force and effect regardless of any merger of the Assignor's interests and of any merger of the interests of Assignor and of tenants and other parties obligated under the Lease.

    O. Lender will be the crditor of each tenant and of anyone else obligated under the Leases who is subject to any assignment for the benefit of creditors, an insolvency, a dissolution or a receivership proceeding, or a bankruptcy.

    P. If Assignor become subject to a voluntary or involuntary bankruptcy, then Assignor agrees that the Leases and Rents are "cash collateral" as defined by the U.S. Bankruptcy Code, 11 U.S.C. ^ 363, as amended, and Lender is entitled to receive relief from the automatic stay in bankruptcy for the purpose of making this Absolute Assignment effective and enforceable under state and federal law.

7. TRANSFER OF AN INTEREST IN THE ASSIGNOR. If Assignor is an entity other than a natural person (such as a corporation or other organization), Lender may demand immediate payment if:

     A.  A beneficial interest in Assignor is sold or transferred;

     B. There is a change in either the identity or number of members of a partnership or similar entity; or

     C. There is a change in ownership of more than 25 percent of the voting stock of a corporation or similar entity.

     However, Lender may not demand payment in the above situations if it is prohibited by law as of the date of this Absolute Assignment.

8. ENTITY WARRANTIES AND REPRESENTATIONS. If Assignor is an entity other than a natural person (such as a corporation or other organization), Assignor makes to Lender the following warranties and representations which shall be continuing as long as the Obligations remain outstanding:

    A. Assignor is an entity which is duly organized and validly existing in the Assignor's state of incorporation or organization. Assignor is in good standing in all states in which Assignor transacts business. Assignor has the power and authority to own the Leases, the Rents and the Property and to carry on its business as now being conducted and, as applicable, is qualified to do so in each state in which Assignor operates.

    B. The execution, delivery and performance of this Absolute Assignment by Assignor and the obligations evidenced by the Obligations are within the power of Assignor, have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law, or order of court or governmental agency.

    C. Other than disclosed in writing to Lender, Assignor has not changed its name within the last ten years and has not used any other trade or fictitious name. Without Lender's prior written consent, Assignor does not and will not use any other name and will preserve its existing name, trade names and franchises until the Obligations are satisfied.

9.  DEFAULT.  Assignor will be in default if any of the following occur:

    A.  Any party obligated on the Obligations fails to make payment when due;

    B. A breach of any term or covenant in this Absolute Assignment or any other document executed for the purpose of creating, securing or guarantying the Obligations;

    C. The making or furnishing of any verbal or written representation, statement or warranty to Lender that is false or incorrect in any material respect by Assignor or any person or entity obligated on the Obligations;

    D. The death, dissolution, appointment of a receiver for, or application of any debtor relief law to, Assignor or any person or entity obligated on the Obligations;

    E. A good faith belief by Lender at any time that Lender is insecure with respect to any person or entity obligated on the Obligations or that the prospect of any payment is impaired or the Collateral is impaired;

    F. A material adverse change in Assignor's business including ownership, management, and financial conditions, which Lender in its opinion believes impairs the value of the Collateral or repayment of the Obligations; or

    G. Any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.

10. REMEDIES ON DEFAULT. Subject to any notice and right to cure, mediation or other such rights and limitations, Lender may accelerate the Obligations and enforce this Absolute Assignment in a manner provided by law if Assignor is in default. At the option of the Lender, all or any part of the agreed fees and charges and the Obligations shall become immediately due and payable, after giving notice if required by law, upon the occurrence of a default or anytime thereafter.

                                                                   (page 3 of 6)

    On or after Assignor's default and to the extent not prohibited or limited by law, Lender may, without regard to the adequacy of the security for the Obligations, without bond, with or without bringing any action or proceeding, in person or by an agent, or by a receiver (who may be Lender's officer or employee) or other person appointed by a court: enter upon, take possession of, and manage and operate the Property; make, modify, enforce, cancel or accept the surrender of any Leases; obtain and evict tenants, operators, concessionaires, and licensees; fix or modify Rents; and terminate Assignor's right to collect Rent, and thereafter either with or without taking possession of the Property, in its own name, sue for or otherwise collect and receive all Rents, including those past due and unpaid, and after giving proper receipts and releases, apply the Rents in the order as required by law and otherwise as Lender determines, to the costs and expenses of operation and collection, including reasonable attorneys' fees, and to the Obligations due under this Absolute Assignment; and do any acts or incur any costs which Lender deems proper to protect Lender's interest under this Absolute Assignment until the Obligations are paid in full. The enforcement of Lender's remedies to collect and receive Rents, once exercised, shall continue for so long as Lender shall elect, notwithstanding that such collection and application of Rents may have cured the original default.

    In addition, Lender shall be entitled to all remedies provided at law and the terms of the Obligations, this Absolute Assignment and any related documents. All remedies are distinct, cumulative and not exclusive, and the Lender is entitled to all remedies provided at law or in equity, whether or not expressly set forth. The acceptance by Lender of any sum in payment or partial payment on the Obligations after the balance is due or is accelerated or after enforcement actions or proceedings are filed shall not constitute a waiver of Lender's right to require complete cure of any existing default. By not exercising any remedy on Assignors' default, Lender does not waive Lender's right to later consider the event a default if it continues or happens again.

11. EXPENSES; ADVANCES ON COVENANTS; ATTORNEYS' FEES; COLLECTION COSTS. Except when prohibited by law, Assignor agrees to pay all of Lender's expenses if Assignor breaches any covenant in this Absolute Assignment. Assignor will also pay on demand all of Lender's expenses incurred in collecting, insuring, preserving or protecting the Collateral and Lender's assignment interest or in any audits, inspections or other examination by Lender with respect to the Collateral. These expenses will bear interest from the date of the payment until paid in full at the highest interest rate in effect as provided in the terms of the Obligations, shall become part of the Obligations and shall be SECURED BY THIS ABSOLUTE ASSIGNMENT. Assignor agrees to pay all costs and expenses incurred by Lender in collecting, enforcing or protecting Lender's rights and remedies under this Absolute Assignment. This amount may include without limitation attorneys' fees, court costs and other legal expenses. This Absolute Assignment shall remain in effect until released. Assignor agrees to pay for any recordation costs of such release.

12. ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES. As used in this section, (1) "Environmental Law" means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA, 42 U.S.C. 9601 et seq.), all other federal, state and local laws, regulations, ordinances, court orders, attorney general opinions or interpretive letters concerning the public health, safety, welfare, environment or hazardous substance; and (2) "Hazardous Substance" means any toxic, radioactive or hazardous material, waste, pollutant or contaminant which has characteristics which render the substance dangerous or potentially dangerous to the public health, safety, welfare or environment. The term includes, without limitation, any substances defined as "hazardous material", "toxic substances", "hazardous waste" or "hazardous substance" under any Environmental Law.

    Assignor represents, warrants and agrees that:

    A. Except as previously disclosed and acknowledged in writing, no Hazardous Substance has been, is or will be located, transported, manufactured, treated, refined, or handled by any person on, under or about the Property, except in the ordinary course of business and in strict compliance with all applicable Environmental Law.

    B. Except as previously disclosed and acknowledged in writing, Assignor has not and will not cause, contribute to, or permit the release of any Hazardous Substance on the Property.

    C. Assignor will immediately notify Lender if (1) a release or threatened release of Hazardous Substance occurs on, under or about the Property or migrates or threatens to migrate from nearby property; or (2) there is a violation of any Environmental Law concerning the Property. In such an event, Assignor will take all necessary remedial action in accordance with Environmental Law.

    D. Except as previously disclosed and acknowledged in writing, Assignor has no knowledge or reason to believe there is any pending or threatened investigation, claim, or proceeding of any kind relating to (1) any Hazardous Substance located on, under or about the Property; or (2) any violation by Assignor or any tenant of any Environmental Law. Assignor will immediately notify Lender in writing as soon as Assignor has reason to believe there is any such pending or threatened investigation, claim or proceeding. In any event, Lender has the right, but not the obligation, to participate in any such proceeding including the right to receive copies of any documents relating to such proceedings.

    E. Except as previously disclosed and acknowledged in writing, Assignor and every tenant under the Leases have been, are and shall remain in full compliance with any applicable Environmental Law.

    F. Except as previously disclosed and acknowledged in writing, there are no underground storage tanks, private dumps or open wells located on or under the Property and no such tank, dump or well will be added unless Lender first consents in writing.

    G. Assignor will regularly inspect the Property, monitor the activities and operations on the Property, and confirm that all permits, licenses or approvals required by any applicable Environmental Law are obtained and complied with.

    H. Assignor will permit, or cause any tenant to permit, Lender or Lender's agent to enter and inspect the Property and review all records at any reasonable time to determine (1) the existence, location and nature of any Hazardous Substance on, under or about the Property; (2) the existence, location, nature, and magnitude of any Hazardous Substance that has been released on, under or about the Property; or (3) whether or not Assignor and any tenant are in compliance with applicable Environmental Law.

                                                                   (page 4 of 6)

    I. Under Lender's request and at any time, Assignor agrees, at Assignor's expense, to engage a qualified environmental engineer to prepare an environmental audit of the Property and to submit the results of such audit to Lender. The choice of the environmental engineer who will perform such audit is subject to Lender's approval.

    J. Lender has the right, but not the obligation, to perform any of Assignor's obligations under this section at Assignor's expense.

    K. As a consequence of any breach of any representation, warranty or promise made in this section, (1) Assignor will indemnify and hold Lender and Lender's successors or assigns harmless from and against all losses, claims, demands, liabilities, damages, cleanup, response and remediation costs, penalties and expenses, including without limitation all costs of litigation and attorneys' fees, which Lender and Lender's successors or assigns may sustain; and (2) at Lender's discretion, Lender may release this Absolute Assignment and in return Assignor will provide Lender with collateral of at least equal value to the Collateral assigned by this Absolute Assignment without prejudice to any of Lender's rights under this Absolute Assignment.

    L. Notwithstanding any of the language contained in this Absolute Assignment to the contrary, the terms of this section shall survive any satisfaction of this Absolute Assignment regardless of any passage of title to Lender or any disposition by Lender of any or all of the Collateral or Property. Any claims and defenses to the contrary are hereby waived.

13. APPOINTMENT OF A RECEIVER. On or after an Assignor's default, Assignor agrees and consents to Lender applying to the court -- without notice to or challenge by Assignor -- for an appointment of a receiver for the benefit of Lender. Assignor also agrees that the appointed receiver can take possession of the Property and the Leases, and can receive, collect and apply the Rents. Any Rents so collected shall be applied as the court authorizes to pay taxes, to provide insurance, to make repairs and to pay costs of any other expenses relating to the Property, the Leases and the Rents, and any remaining sums shall be applied to the Obligations. Assignor agrees that this appointment of a receiver may be without notice to Assignor, without giving bond, without reference to the then-existing value of the Property, and without regard to the insolvency of any person liable for any of the Obligations.

14. FINANCIAL INFORMATION AND ADDITIONAL DOCUMENTS. Assignor will provide to Lender on request, any financial statement or information Lender deems necessary. Assignor agrees to sign, deliver, and file any additional documents or certifications that Lender may consider necessary to perfect, make effective, continue, and preserve Assignor's obligations and Lender's interest under the Absolute Assignment.

15. JOINT AND INDIVIDUAL LIABILITY; CO-SIGNERS, SUCCESSORS AND ASSIGNS BOUND. All duties under this Absolute Assignment are joint and individual. If Assignor signs this Absolute Assignment, but does not sign any Evidence of Debt, Assignor does so only to assign Assignor's interest in the Collateral for the payment of the Obligations and Assignor does not agree to be personally liable on the Obligations. If this Absolute Assignment provides Collateral for a guaranty between Lender and Assignor and does not directly secure the obligation which is guarantied, Assignor agrees to waive any rights that may prevent Lender from bringing any action or claim against Assignor or any party indebted under the obligation. These rights may include without limitation any anti-deficiency or one-action laws. Assignor agrees that Lender and any party to this Absolute Assignment may extend, modify and make any change in the terms of this Absolute Assignment or any Evidence of Debt without Assignor's consent. Such a change will not release Assignor from the terms of this Absolute Assignment. The duties and benefits of this Absolute Assignment shall bind and benefit the successors and assigns of Assignor and Lender.

16. APPLICABLE LAW; SEVERABILITY; INTERPRETATION. This Absolute Assignment is governed by the laws of the jurisdiction in which Lender is located, except to the extent otherwise required by the laws of the jurisdiction where the Property is located. This Absolute Assignment is complete and fully integrated. This Absolute Assignment may not be amended or modified by oral agreement. Any section in this Absolute Assignment, attachments, or any agreement related to the Obligations that conflicts with applicable law will not be effective, unless that law expressly or impliedly permits the variations by written agreement. If any section of this Absolute Assignment cannot be enforced according to its terms, that section will be severed and will not affect the enforceability of the remainder of this Absolute Assignment. Whenever used, the singular shall include the plural and the plural the singular. The captions and headings of the sections of this Absolute Assignment are for convenience only and are not to be used to interpret or define the terms of this Absolute Assignment. Time is of the essence in this Absolute Assignment.

17. NOTICE. Unless otherwise required by law, any notice shall be given by delivering it or by mailing it by first class mail, to the appropriate party's address on page 1 of this Absolute Assignment, or to any other address designated in writing. Notice to one assignor will be deemed to be notice to all assignors.

18. WAIVER. Except to the extent prohibited by law, Assignor waives all rights relating to appraisement relating to the Collateral.

19. TERM. This Absolute Agreement shall remain in full force and effect until all of the Obligations are paid or otherwise discharged and Lender is no longer obligated to advance funds under any loan or credit agreement which is a part of the Obligations. If any or all payments of the Obligations are subsequently invalidated, declared void or voidable, or set aside and are required to be repaid to a trustee, custodian, receiver or any other party under any bankruptcy act or other state or federal law, then the Obligations will be revived and will continue in full force and effect as if this payment had not been made.

20. USUARY SAVINGS. In no event shall any provision of this Absolute Assignment or any other instrument evidencing or securing the Obligations ever obligate Assignor to pay or allow Lender to collect interest on the Obligations at a rate greater than the maximum non-usurious rate permitted by applicable law.

                                                                   (page 5 of 6)

21. REAL ESTATE PROPERTY. The term "Property" as used in this Absolute Assignment shall include the following described real property:

    REFER TO EXHIBIT "A" WHICH IS ATTACHED HERETO AND MADE A PART HEREOF.



    The Property is located in (County): HARRIS at (Address): 7224 LAWNDALE,
    (City): HOUSTON, TEXAS, (Zip Code): 77539

22. ADDITIONAL TERMS.



    SIGNATURES: By signing below, Assignor agrees to the terms and covenants contained in this Absolute Assignment and in any attachments. Assignor also acknowledges receipt of a copy of this Absolute Assignment on the date stated above on page 1.

        ---------------------------------------------------------

        THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR,
        CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        The parties' signatures below indicate agreement with the statements contained within this box.

        ---------------------------------------------------------

Entity Name:  AMERICAN ENERGY SERVICES, INC.,           Entity Name:  ------------------------------------------------
CORPORATION
BY:    /s/ PAT S. ELLIOTT                               ------------------------------------------------
(Signature)                                   (Date)    (Signature)                                               (Date)
Name: --------------------------
Title:  ------------------------
BY:  ------------------------------------------------   ------------------------------------------------
(Signature)                                   (Date)    (Signature)                                               (Date)
Name:  ------------------------
Title:  ------------------------

ACKNOWLEDGEMENT:

STATE OF
------------------, COUNTY OF
------------------ } ss.
This instrument was acknowledged before me this
--------- day of
---------------
by
------------------------------------------------------------------------
My commission expires:
         (Seal)

                                         ---------------------------------------
                                                     (Notary Public)

(Business or Entity Acknowledgment)

STATE OF TEXAS, COUNTY OF HARRIS} ss.
This instrument was acknowledged before me this 2nd day of May, 1998 by NAME:
------------------ TITLE:
------------------
NAME:
------------------; TITLE:
------------------(Title(s))
of AMERICAN ENERGY SERVICES, INC. (Name of Business or Entity) a CORPORATION on behalf of the business or entity.
My commission expires
         (Seal)

                                         ---------------------------------------
                                                     (Notary Public)

                                                                   (page 6 of 6)

_________ STATE OF TEXAS _____________________________ SPACE ABOVE THIS LINE
FOR RECORDING DATA _____________________________________________________________

                           REAL ESTATE DEED OF TRUST
                          (WITH FUTURE ADVANCE CLAUSE)

1. DATE AND PARTIES. The date of this Deed of Trust (Security Instrument) is May 2, 1998 and the parties, their addresses and tax identification numbers, if required, are as follows:

GRANTOR:             AMERICAN ENERGY SERVICES, INC.
                     CORPORATION
                     7224 LAWNDALE
                     HOUSTON, TX 77539
                     TAXPAYER I.D. #: 76-0279883

    [ ] If checked, refer to the attached Addendum incorporated herein, for additional Grantors, their signatures and acknowledgements.

TRUSTEE:             ROBERT R. TRIMBLE
                     TRUSTEE
                     9600 BELLAIRE STE 252
                     HOUSTON, TX 77036
                     TAXPAYER I.D. #: 76-0201440

LENDER:              METROBANK, N.A. GALLERIA BRANCH
                     ORGANIZED AND EXISTING UNDER THE LAWS
                     OF THE UNITED STATES OF AMERICA
                     5065 WESTHEIMER, STE. #1111
                     HOUSTON, TX 77056
                     TAXPAYER I.D. #: 76-0201440

2. CONVEYANCE. In consideration of Ten Dollars paid in hand, and for the purpose of securing the Secured Debt (defined below) and Grantor's performance under this Security Instrument, Grantor irrevocably grants, sells, and conveys unto Trustee, in trust for the benefit of Lender, with power of sale, the following described property:

REFER TO EXHIBIT "A' WHICH IS ATTACHED HERETO AND MADE A PART HEREOF



The property is located in Harris County at 7224 Lawndale, Houston, Texas 77539.

Together with all rights, easements, appurtenances, royalties, mineral rights, oil and gas rights, crops, timber, all diversion payments or third party payments made to crop producers, all water and riparian rights, wells, ditches, reservoirs, and water stock and all existing and future improvements, structures, fixtures, and replacements that may now, or at any time in the future, be part of the real estate described above (all referred to as "Property").

3. SECURED DEBT AND FUTURE ADVANCES. The term "Secured Debt" is defined as follows:

    A. Debt incurred under the terms of all promissory note(s), contract(s), guaranty(s) or other evidence of debt described below and all their extensions, renewals, modifications or substitutions (Evidence of Debt). (WHEN REFERENCING THE DEBTS BELOW IT IS SUGGESTED THAT YOU INCLUDE ITEMS SUCH AS THE BORROWERS' NAMES, NOTE AMOUNTS, INTEREST RATES, MATURITY DATES, ETC.)

        PROMISSORY NOTE #721099972 (EXIM BANK COMMITMENT #AP069603XB) IN THE AMOUNT OF $2,000,000.00 FROM AMERICAN ENERGY SERVICES, INC. TO METROBANK, N.A.; DATED 05-02-98 AT A CURRENT RATE OF PRIME PLUS .5%; TO MATURE ON SEPTEMBER 2, 1998.

                                                                   (page 1 of 6)

    B. All future advances from Lender to Grantor or other future obligations of Grantor to Lender under any promissory note, contract, guaranty, or other evidence of debt existing now of executed after this Security Instrument whether or not this Security Instrument is specifically referenced. If more than one person signs this Security Instrument, each Grantor agrees that this Security Instrument will secure all future advances and future obligations that are given to or incurred by any one or more Grantor, or any one or more Grantor and others. All future advances and other future obligations are secured by this Security Instrument even though all or part may not yet be advanced. All future advances and other future obligations are secured as if made on the date of this Security Instrument. Nothing in this Security Instrument shall constitute a commitment to make additional or future loans or advances in any amount. Any such commitment must be agreed to in a separate writing.

    C. All obligations Grantor owes to Lender, which now exist or may later arise, to the extent not prohibited by law, including, but not limited to, liabilities for overdrafts relating to any deposit account agreement between Grantor and Lender.

    D. All additional sums advanced and expenses incurred by Lender for insuring, preserving or otherwise protecting the Property and its value and any other sums advanced and expenses incurred by Lender under the terms of this Security Instrument.

    This Security Instrument will not secure any other debt if Lender fails to give any required notice of the right of rescission.

4. PAYMENTS. Grantor agrees that all payments under the Secured Debt will be paid when due and in accordance with the terms of the Secured Debt and this Security Instrument.

5. WARRANTY OF TITLE. Grantor warrants that Grantor is or will be lawfully seized of the estate conveyed by this Security Instrument and has the right to irrevocably grant, convey and sell the Property to Trustee, in trust, with power of sale. Grantor also warrants that the Property is unencumbered, except for encumbrances of record.

6. PRIOR SECURITY INTERESTS. With regard to any other mortgage, deed of trust, security agreement or other lien document that created a prior security interest or encumbrance on the Property, Grantor agrees:

    A. To make all payments when due and to perform or comply with all covenants.

    B. To promptly deliver to Lender any notices that Grantor receives from the holder.

    C. Not to allow any modification or extension of, nor to request any future advances under any note or agreement secured by the lien document without Lender's prior written consent.

7. CLAIMS AGAINST TITLE. Grantor will pay all taxes, assessments, liens, encumbrances, lease payments, ground rents, utilities, and other charges relating to the Property when due. Lender may require Grantor to provide to Lender copies of all notices that such amounts are due and the receipts evidencing Grantor's payment. Grantor will defend title to the Property against any claims that would impair the lien of this Security Instrument. Grantor agrees to assign to Lender as requested by Lender, any rights, claims or defenses Grantor may have against parties who supply labor or materials to maintain or improve the Property.

8. DUE ON SALE OR ENCUMBRANCE. Lender may, at its option, declare the entire balance of the Secured Debt to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of the Property. This right is subject to the restrictions imposed by federal law (12 C.F.R. 591), as applicable. This covenant shall run with the Property and shall remain in effect until the Secured Debt is paid in full and this Security Instrument is released.

9. TRANSFER OF AN INTEREST IN THE GRANTOR. If Grantor is an entity other than a natural person (such as a corporation or other organization), Lender may demand immediate payment if:

    A.  A beneficial interest in Grantor is sold or transferred.

    B. There is a change in either the identity or number of members of a partnership or similar entity.

    C. There is a change in ownership of more than 25 percent of the voting stock of a corporation or similar entity.

    However, Lender may not demand payment in the above situations if it is prohibited by law as of the date of this Security Instrument.

10. ENTITY WARRANTIES AND REPRESENTATIONS. If Grantor is an entity other than a natural person (such as a corporation or other organization), Grantor makes to Lender the following warranties and representations which shall continue as long as the Secured Debt remains outstanding.

    A. Grantor is duly organized and validly existing in the Grantor's state of incorporation or organization. Grantor is in good standing in all states in which Grantor transacts business. Grantor has the power and authority to own the Property and to carry on its business as now being conducted and, as applicable, is qualified to do so in each state in which Grantor operates.

    B. The execution, delivery and performance of this Security Instrument by Grantor and the obligation evidenced by the Secured Debt are within the power of Grantor, have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law, or order of court or governmental agency.

    C. Other than previously disclosed in writing to Lender, Grantor has not changed its name within the last ten years and has not used any other trade or fictitious name. Without Lender's prior written consent, Grantor does not and will not use any other name and will preserve its existing name, trade names and franchises until the Secured Debt is satisfied.

11. PROPERTY CONDITION, ALTERATIONS AND INSPECTION. Grantor will keep the Property in good condition and make all repairs that are reasonably necessary. Grantor shall not commit or allow any waste, impairment, or deterioration of the Property. Grantor will keep the Property free of noxious weeds and grasses. Grantor agrees that the nature of the occupancy and use will not substantially change without Lender's prior written consent. Grantor will not permit any change in any license, restrictive covenant or easement without Lender's prior written consent. Grantor will notify Lender of all demands, proceedings, claims, and actions against Grantor, and of any loss or damage to the Property.

    No portion of the Property will be removed, demolished or materially altered without Lender's prior written consent except that Grantor has the right to remove items of personal property comprising a part of the Property that become worn or obsolete, provided that such personal property is replaced with other personal property at least equal in value to the replaced personal property, free from any title retention device, security agreement or other encumbrance. Such replacement of personal property will be deemed subject to the security interest created by this Security Instrument. Grantor shall not partition or subdivide the Property without Lender's written consent.

    Lender or Lender's agents may, at Lender's option, enter the Property at any reasonable time for the purpose of inspecting the Property. Lender shall give Grantor notice at the time of or before an inspection specifying a reasonable purpose for the inspection. Any inspection of the Property shall be entirely for Lender's benefit and Grantor will no way rely on Lender's inspection.

                                                                   (page 2 of 6)

12. AUTHORITY TO PERFORM. If Grantor fails to perform any duty or any of the covenants contained in this Security Instrument, Lender may, without notice, perform or cause them to be performed. Grantor appoints Lender as attorney in fact to sign Grantor's name or pay any amount necessary for performance. Lender's right to perform for Grantor shall not create an obligation to perform, and Lender's failure to perform will not preclude Lender from exercising any of Lender's other rights under the law or this Security Instrument. If any construction on the Property is discontinued or not carried on in a reasonable manner, Lender may take all steps necessary to protect Lender's security interest in the Property, including completion of the construction.

13. ASSIGNMENT OF LEASES AND RENTS. Grantor irrevocably grants, conveys and sells to Trustee, in trust for the benefit of the Lender, as additional security all the right, title and interest in and to any and all:

    A. Existing or future leases, subleases, licenses, guaranties and any other written or verbal agreements for the use and occupancy of any portion of the Property, including any extensions, renewals, modifications or substitutions of such agreements (all referred to as "Leases").

    B. Rents, issues and profits (all referred to as "Rents"), including but not limited to security deposits, minimum rent, percentage rent, additional rent, common area maintenance charges, parking charges, real estate taxes, other applicable taxes, insurance premium contributions, liquidated damages following default, cancellation premiums, "loss of rents" insurance, guest receipts, revenues, royalties, proceeds, bonuses, accounts, contract rights, general intangibles, and all rights and claims which Grantor may have that in any way pertain to or are on account of the use or occupancy of the whole or any part of the Property.

    In the event any item listed as Leases or Rents is determined to be personal property, this Security Instrument will also be regarded as a security agreement.

    Grantor will promptly provide Lender with true and correct copies of all existing and future Leases. Grantor may collect, receive, enjoy and use the Rents so long as Grantor is not in default. Except for one lease period's rent, Grantor will not collect in advance any future Rents without Lender's prior written consent. Upon default, Grantor will receive Rents in trust for Lender and Grantor will not commingle the Rents with any other funds. Amounts collected shall be applied at Lender's discretion to payments on the Secured Debt as therein provided, to costs of managing, protecting and preserving the Property and to any other necessary related expenses including Lender's attorneys' fees and court costs.

    Grantor agrees that this assignment is immediately effective between the parties to this Security Instrument and effective as to third parties on Grantor's default when Lender or Trustee takes an affirmative action as prescribed by the law of the state where the Property is located. This assignment will remain effective until the Secured Debt is satisfied. Unless otherwise provided by state law, Grantor agrees that Lender or Trustee may take actual possession of the Property without commencing any legal action or proceeding. Actual possession of the Property is deemed to occur when Lender notifies Grantor of Grantor's default and demands that Grantor and Grantor's tenants pay all Rents due or to become due directly to Lender. Thereafter, either Lender or Grantor may notify the tenants and demand that all future Rents be paid directly to Lender. On receiving the notice of default, Grantor will endorse and deliver to Lender any payments of Rents. If Grantor becomes subject to a voluntary or involuntary bankruptcy. Grantor agrees that Lender and Trustee are entitled to receive relief from the automatic stay in bankruptcy for the purpose of making this assignment effective and enforceable under state and federal law.

    Grantor warrants that no default exists under the Leases or any applicable landlord law. Grantor also agrees to maintain, and to require the tenants to comply with, the Leases and any applicable law. Grantor will promptly notify Lender of any noncompliance. If Grantor neglects or refuses to enforce compliance with the terms of the Leases, then Lender or Trustee may opt to enforce compliance. Grantor will obtain Lender's written authorization before Grantor consents to sublet, modify, cancel, or otherwise alter the Leases, to accept the surrender of the Property covered by such Leases (unless the Leases so require), or to assign, compromise or encumber the Leases or any future Rents. If Lender acts to manage, protect and preserve the Property, Lender does not assume or become liable for its maintenance, depreciation, or other losses or damages, except those due to Lender's gross negligence or intentional torts. Otherwise, Grantor will hold Lender harmless and indemnify Lender for any and all liability, loss or damage that Lender may incur as a consequence of the assignment under this section.

14. LEASEHOLDS; CONDOMINIUMS; PLANNED UNIT DEVELOPMENTS. Grantor agrees to comply with the provisions of any lease if this Security Instrument is on a leasehold. If the Property includes a unit in a condominium or a planned unit development, Grantor will perform all of Grantor's duties under the covenants, by-laws, or regulations of the condominium or planned unit development.

15. DEFAULT. Grantor will be in default if any of the following occur:

    A.  Any party obligated on the Secured Debt fails to make payment when due;

    B. A breach of any term or covenant in this Security Instrument or any other document executed for the purpose of creating, securing or guarantying the Secured Debt;

    C. The making or furnishing of any verbal or written representation, statement or warranty to Lender that is false or incorrect in any material respect by Grantor or any person or entity obligated on the Secured Debt;

    D. The death, dissolution, or insolvency of, appointment of a receiver for, or application of any debtor relief law to, Grantor or any other person or entity obligated on the Secured Debt;

    E. A good faith belief by Lender at any time that Lender is insecure with respect to any person or entity obligated on the Secured Debt or that the prospect of any payment is impaired or the value of the Property is impaired;

    F. A material adverse change in Grantor's business including ownership, management, and financial conditions, which Lender in its opinion believes impairs the value of the Property or repayment of the Secured Debt; or

    G. Any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.

16. REMEDIES ON DEFAULT. In some instances, federal and state law will require Lender to provide Grantor with notice of the right to cure, or other notices and may establish time schedules for foreclosure actions. Subject to these limitations, if any, Lender may accelerate the Secured Debt and foreclose this Security Instrument in a manner provided by law if Grantor is in default.

    At the option of Lender, all or any part of the agreed fees and charges, accrued interest and principal shall become immediately due and payable, after giving notice if required by law, upon the occurrence of a default or anytime thereafter. In addition, Lender shall be entitled to all the remedies provided by law, the terms of the Secured Debt, this Security Instrument and any related documents, including without limitation, the power to sell the property.

    In the event of default, it shall be the duty of the Trustee, at the request of Lender (which request is hereby conclusively presumed), to invoke power of sale as required by Section 51.002 of the Texas Property Code, as then amended. Trustee shall advertise and sell the Property as a whole or in separate parcels at public auction to the highest bidder for cash and convey indefeasible title to the Property with covenants of general warranty. Trustee shall give notice of sale including the

                                                                   (page 3 of 6)
    time, terms and place of sale and a description of the Property to be sold as required by the applicable law in effect at the time of the proposed sale.

    Upon sale of the Property and to the extent not prohibited by law, Trustee shall make and deliver a deed to the Property sold which conveys absolute title to the purchaser, and after first paying all fees, charges and costs, shall pay to Lender all monies advanced for repairs, taxes, insurance, liens, assessments and prior encumbrances and interest thereon, and the principal and interest on the Secured Debt, paying the surplus, if any, to Grantor. Lender may purchase the Property. The recitals in any deed of conveyance shall be prima facie evidence of the facts set forth therein.

    All remedies are distinct, cumulative and not exclusive, and the Lender is entitled to all remedies provided at law or equity, whether or not expressly set forth. The acceptance by Lender of any sum in payment or partial payment on the Secured Debt after the balance is due or is accelerated or after foreclosure proceedings are filed shall not constitute a waiver of Lender's rights to require full and complete cure of any existing default. By not exercising any remedy on Grantor's default, Lender does not waive Lender's right to later consider the event a default if it continues or happens again.

17. FORECLOSURE. In the event a foreclosure under power of sale should be commenced by the Trustee, Lender may at any time before the sale of the Property direct the Trustee to abandon the sale, and may then institute suit for the collection of the Secured Debt and for the foreclosure of the lien of this Security Instrument. It is further agreed that if Lender should institute a suit for the collection of the Secured Debt, and for a foreclosure of the lien of this Security Instrument, that Lender may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee to sell the Property in accordance with the provisions of this Security Instrument. Lender, if it is the highest bidder, shall have the right to purchase at any sale of the Property, and to have the amount for which such Property is sold credited on the Secured Debt.

18. EXPENSES; ADVANCES ON COVENANTS; ATTORNEYS' FEES; COLLECTION COSTS. Except when prohibited by law, Grantor agrees to pay all of Lender's expenses if Grantor breaches any covenant in this Security Instrument. Grantor will also pay on demand any amount incurred by Lender for insuring, inspecting, preserving or otherwise protecting the Property and Lender's security interest. These expenses will bear interest from the date of the payment until paid in full at the highest interest rate in effect as provided in the terms of the Secured Debt. Grantor agrees to pay all costs and expenses incurred by Lender in collecting, enforcing or protecting Lender's rights and remedies under this Security Instrument. This amount may include, but is not limited to, attorneys' fees, court costs, and other legal expenses. This Security Instrument shall remain in effect until released. Grantor agrees to pay for any recordation costs of such release.

19. ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES. As used in this section, (1) Environmental Law means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA, 42 U.S.C. 9601 et seq.), all other federal, state and local laws, regulations, ordinances, court orders, attorney general opinions or interpretive letters concerning the public health, safety, welfare, environment or a hazardous substance; and
    (2) Hazardous Substance means any toxic, radioactive or hazardous material, waste, pollutant or contaminant which has characteristics which render the substance dangerous or potentially dangerous to the public health, safety, welfare or environment. The term includes, without limitation, any substances defined as "hazardous material," "toxic substances," "hazardous waste" or "hazardous substance" under any Environmental Law.

    Grantor represents, warrants and agrees that:

    A. Except as previous disclosed and acknowledged in writing to Lender, no Hazardous Substance has been, is, or will be located, transported, manufactured, treated, refined, or handled by any person on, under or about the Property, except in the ordinary course of business and in strict compliance with all applicable Environmental Law.

    B. Except as previously disclosed and acknowledged in writing to Lender, Grantor has not and will not cause, contribute to, or permit the release of any Hazardous Substance on the Property.

    C. Grantor will immediately notify Lender if (1) a release or threatened release of Hazardous Substance occurs on, under or about the Property or migrates or threatens to migrate from nearby property; or (2) there is a violation of any Environmental Law concerning the Property. In such an event, grantor will take all necessary remedial action in accordance with Environmental Law.

    D. Except as previously disclosed and acknowledged in writing to Lender, Grantor has no knowledge of or reason to believe there is any pending or threatened investigation, claim, or proceeding of any kind relating to
        (1) any Hazardous Substance located on, under or about the Property; or
        (2) any violation by Grantor or any tenant of any Environmental Law. Grantor will immediately notify Lender in writing as soon as Grantor has reason to believe there is any such pending or threatened investigation, claim, or proceeding. In such an event, Lender has the right, but not the obligation, to participate in any such proceeding including the right to receive copies of any documents relating to such proceedings.

    E. Except as previously disclosed and acknowledged in writing to Lender, Grantor and every tenant have been, are and shall remain in full compliance with any applicable Environmental Law.

    F. Except as previously disclosed and acknowledged in writing to Lender, there are no underground storage tanks, private dumps or open wells located on or under the Property and no such tank, dump or well will be added unless Lender first consents in writing.

    G. Grantor will regularly inspect the Property, monitor the activities and operations on the Property, and confirm that all permits, licenses or approvals required by any applicable Environmental Law are obtained and complied with.

    H. Grantor will permit, or cause any tenant to permit, Lender or Lender's agent to enter and inspect the Property and review all records at any reasonable time to determine (1) the existence, location and nature of any Hazardous Substance on, under or about the Property; (2) the existence, location, nature, and magnitude of any Hazardous Substance that has been released on, under or about the Property; or (3) whether or not Grantor and any tenant are in compliance with applicable Environmental Law.

    I. Upon Lender's request and at any time, Grantor agrees, at Grantor's expense, to engage a qualified environmental engineer to prepare an environmental audit of the Property and to submit the results of such audit to Lender. The choice of the environmental engineer who will perform such audit is subject to Lender's approval.

    J. Lender has the right, but not the obligation, to perform any of Grantor's obligations under this section at Grantor's expense.

    K. As a consequence of any breach of any representation, warranty or promise made in this section, (1) Grantor will indemnify and hold Lender and Lender's successors or assigns harmless from and against all losses, claims, demands, liabilities, damages, cleanup, response and remediation costs, penalties and expenses, including without limitation all costs of litigation and attorney's fees, which Lender and Lender's successors or assigns may sustain; and (2) at Lender's discretion, Lender may release this Security Instrument and in return Grantor will provide

                                                                   (page 4 or 6)

        Lender with collateral of at least equal value to the Property secured by this Security Instrument without prejudice to any of Lender's rights under this Security Instrument.

    L. Notwithstanding any of the language contained in this Security Instrument to the contrary, the terms of this section shall survive any foreclosure or satisfaction of this Security Instrument regardless of any passage of title to Lender or any disposition by Lender of any or all of the Property. Any claims and defenses to the contrary are hereby waived.

20. CONDEMNATION. Grantor will give Lender prompt notice of any pending or threatened action, by private or public entities to purchase or take any or all of the Property through condemnation, eminent domain, or any other means. Grantor authorizes Lender to intervene in Grantor's name in any of the above described actions or claims. Grantor assigns to Lender the proceeds of any award or claim for damages connected with a condemnation or other taking of all or any part of the Property. Such proceeds shall be considered payments and will be applied as provided in this Security Instrument. This assignment of proceeds is subject in the terms of any prior mortgage, deed of trust, security agreement or other lien document.

21. INSURANCE. Grantor agrees to maintain insurance as follows:

    A. Grantor shall keep the Property insured against loss by fire, flood, theft and other hazards and risks reasonably associated with the Property due to its type and location. This insurance shall be maintained in the amounts and for the periods that Lender requires. The insurance carrier providing the insurance shall be chosen by Grantor subject to Lender's approval, which shall not be unreasonably withheld. If Grantor fails to maintain the coverage described above, Lender may, at Lender's option, obtain coverage to protect Lender's rights in the Property according to the terms of this Security Instrument.

        All insurance policies and renewals shall be acceptable to Lender and shall include a standard "mortgage clause" and, where applicable, "loss payee clause." Grantor shall immediately notify Lender of cancellation or termination of the insurance. Lender shall have the right to hold the policies and renewals. If Lender requires, Grantor shall immediately give to Lender all receipts of paid premiums and renewal notices. Upon loss, Grantor shall give immediate notice to the insurance carrier and Lender. Lender may make proof of loss if not made immediately by Grantor.

        Unless otherwise agreed in writing, all insurance proceeds shall be applied to restoration or repair of the Property or to the Secured Debt, whether or not then due, at Lender's option. Any application of proceeds to principal shall not extend or postpone the due date of scheduled payment nor change the amount of any payments. Any excess will be paid to the Grantor. If the Property is acquired by Lender, Grantor's right to any insurance policies and proceeds resulting from damage to the Property before the acquisition shall pass to Lender to the extent of the Secured Debt immediately before the acquisition.

    B. Grantor agrees to maintain comprehensive general liability insurance naming Lender as an additional insured in an amount acceptable to Lender, insuring against claims arising from any accident or occurrence in or on the Property.

    C. Grantor agrees to maintain rental loss or business interruption insurance, as required by Lender, in an amount equal to at least coverage of one year's debt service, and required escrow account deposits (if agreed to separately in writing), under a form of policy acceptable to Lender.

22. ESCROW FOR TAXES AND INSURANCE. Unless otherwise provided in a separate agreement, Grantor will not be required to pay to Lender funds for taxes and insurance in escrow.

23. FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Grantor will provide to Lender upon request, any financial statement or information Lender may deem reasonably necessary. Grantor agrees to sign, deliver, and file any additional documents or certifications that Lender may consider necessary to perfect, continue, and preserve Grantor's obligations under this Security Instrument and Lender's lien status on the Property.

24.  JOINT AND INDIVIDUAL LIABILITY; CO-SIGNERS; SUCCESSORS AND ASSIGNS
     BOUND. All duties under this Security Instrument are joint and individual. If Grantor signs this Security Instrument but does not sign an evidence of debt, Grantor does so only to mortgage Grantor's interest in the Property to secure payment of the Secured Debt and Grantor does not agree to be personally liable on the Secured Debt. If this Security Instrument secures a guaranty between Lender and Grantor, Grantor agrees to waive any rights that may prevent Lender from bringing any action or claim against Grantor or any party indebted under the obligation. These rights may include, but are not limited to, any anti-deficiency or one-action laws. Grantor agrees that Lender and any party to this Security Instrument may extend, modify or make any change in the terms of this Security Instrument or any evidence of debt without Grantor's consent. Such a change will not release Grantor from the terms of this Security Instrument. The duties and benefits of this Security Instrument shall bind and benefit the successors and assigns of Grantor and Lender.

25. APPLICABLE LAW; SEVERABILITY; INTERPRETATION. This Security Instrument is governed by the laws of the jurisdiction in which Lender is located, except to the extent otherwise required by the laws of the jurisdiction where the Property is located. This Security Instrument is complete and fully integrated. This Security Instrument may not be amended or modified by oral agreement. Any section in this Security Instrument, attachments, or any agreement related to the Secured Debt that conflicts with applicable law will not be effective, unless that law expressly or impliedly permits the variations by written agreement. If any section of this Security Instrument cannot be enforced according to its terms, that section will be severed and will not affect the enforceability of the remainder of this Security Instrument. Whenever used, the singular shall include the plural and the plural the singular. The captions and headings of the sections of this Security Instrument are for convenience only and are not to be used to interpret or define the terms of this Security Instrument. Time is of the essence in this Security Instrument.

26. SUCCESSOR TRUSTEE. Lender, at Lender's option, may from time to time remove Trustee and appoint a successor trustee without any other formality than the designation in writing. The successor trustee, without conveyance of the Property, shall succeed to all the title, power and duties conferred upon Trustee by this Security Instrument and applicable law.

27. NOTICE. Unless otherwise required by law, any notice shall be given by delivering it or by mailing it by first class mail to the appropriate party's address on page 1 of this Security Instrument, or to any other address designated in writing. Notice to one grantor will be deemed to be notice to all grantors.

28. USURY SAVINGS. In no event shall any provision of this Security Instrument or any other instrument evidencing or securing the Secured Debt ever obligate Grantor to pay or allow Lender to collect interest on the Secured Debt at a rate greater than the maximum non-usurious rate permitted by applicable law.

29. WAIVERS. Except to the extent prohibited by law, Grantor waives all appraisement relating to the Property.

                                                                   (page 5 of 6)

30. U.C.C. PROVISIONS. If checked, the following are applicable to, but do not limit, this Security Instrument:

    [ ] CONSTRUCTION LOAN. This Security Instrument secures an obligation incurred for the construction of an improvement on the Property.

    [ ] FIXTURE FILING. Grantor grants to Lender a security interest in all goods that Grantor owns now or in the future and that are or will become fixtures related to the Property.

    [ ] CROPS; TIMBER; MINERALS; RENTS, ISSUES, AND PROFITS. Grantors grants to
        Lender a security interest in all crops, timber, and minerals located on the Property as well as all rents, issues, and profits of them including, but not limited to, all Conservation Reserve Program (CRP) and Payment in Kind (PIK) payments and similar governmental programs (all of which shall also be included in the term "Property").

    [ ] PERSONAL PROPERTY. Grantor grants to Lender a security interest in all personal property located on or connected with the Property; including all farm products, inventory, equipment, accounts, documents, instruments, chattel paper, general intangibles, and all other items of personal property Grantor owns now or in the future and that are used or useful in the construction, ownership, operation, management, or maintenance of the Property (all of which shall also be included in the term "Property"). The term "personal property" specifically excludes that property described as "household goods" secured in connection with a "consumer" loan as those terms are defined in applicable federal regulations governing unfair and deceptive credit practices.

    [ ] FILING AS FINANCING STATEMENT. Grantor agrees and acknowledges that this
        Security Instrument also suffices as a financing statement and any carbon, photographic or other reproduction may be filed of record for purposes of Article 9 of the Uniform Commercial Code.

31. OTHER TERMS. If checked, the following are applicable to this Security
    Instrument:

    [X] LINE OF CREDIT. The Secured Debt includes a revolving line of credit provision. Although the Secured Debt may be reduced to a zero balance, this Security Instrument will remain in effect until released.

    [ ] AGRICULTURAL PROPERTY. Grantor covenants and warrants that the Property will be used principally for agricultural or farming purposes and that Grantor is an individual or entity allowed to own agricultural land as specified by law.

    [X] SEPARATE ASSIGNMENT. The Grantor has executed or will execute a separate assignment of leases and rents. Any such separate assignment duly executed will supersede the "Assignment of Leases and Rents" section of this Security Instrument.

    [ ] ADDITIONAL TERMS.

SIGNATURES: By signing below, Grantor agrees to the terms and covenants contained in this Security Instrument and in any attachments. Grantor also acknowledges receipt of a copy of this Security Instrument on the date stated on page 1.

    THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    The parties' signatures below indicate agreement with the statements contained within this box.

Entity Name:  AMERICAN ENERGY SERVICES, INC.,           Entity Name:
CORPORATION                                             ------------------------------------------------

BY:  ------------------------------------------------   ------------------------------------------------
(Signature)                                   (Date)    (Signature)                                   (Date)
Name: /s/ PATRICK S. ELLIOTT
Title:  President

BY:  ------------------------------------------------   ------------------------------------------------
(Signature)                                   (Date)    (Signature)                                   (Date)
Name:  ------------------------
Title:  ------------------------

ACKNOWLEDGEMENT:

(Individual)

STATE OF
------------------, COUNTY OF
------------------ } ss.
This instrument was acknowledged before me this
--------- day of
---------------
by
------------------------------------------------------------------------
My commission expires:
         (Seal)

                                         ---------------------------------------
                                                     (Notary Public)

(Business or Entity Acknowledgment)

STATE OF TEXAS, COUNTY OF HARRIS} ss.
This instrument was acknowledged before me this 2nd day of May, 1998
by NAME:              AND NAME:
TITLE:                AND TITLE:                           (Title(s))
of AMERICAN ENERGY SERVICES, INC.                   (Name of Business or Entity)
a CORPORATION on behalf of the business or entity.
My commission expires
         (Seal)

                                         ---------------------------------------
                                                     (Notary Public)

                                                                    (page 6 of 6

AMERICAN ENERGY SERVICES, INC.         METROBANK, N.A. GALLERIA BRANCH
  7224 LAWNDALE                        5065 WESTHEIMER, STE. #1111
  HOUSTON, TX 77539                    HOUSTON, TX 77056
BORROWER'S (BUYER'S OR LESSEE'S) NAME
  AND ADDRESS                          SECURED PARTY'S (OR LESSOR'S) NAME AND ADDRESS
  "I" means the borrowers (buyers    "You" means the secured party (or lessor) named
  or lessees) named above.             above.

DATE: 05/02/98 LOAN (LEASE OR CONTRACT) NUMBER:  #721099972

ADDITIONAL INFORMATION:  INVENTORY RELATED TO FOREIGN ACCOUNTS, ALL INVENTORY,
                         EQUIPMENT, FURNITURE & FIXTURES

SECTION 1: AGREEMENT TO PROVIDE INSURANCE: As part of my loan, lease, or contract, I agree:

     (1) to insure the property and/or the persons listed in section 2 with the coverage shown in section 3 below;

     (2)  to have you named on the policy, with the "status" listed below;

     (3) to arrange for the insurance company to notify you that the policy is in effect and your status has been noted;

     (4)  to pay for this insurance, including any fee for this endorsement;

     (5) to keep the insurance in effect until the debts listed above, and any other debts which now or later may be secured by the property, are paid. (I understand that the property may secure debts in addition to any listed above.)

     IF I DEFAULT:  If I fail to keep one or more of these promises:

     (1) I agree that you may (but are not required to) buy insurance to protect your interest and add the cost to what I owe you.

     (2) I also understand that I may be in default on the underlying debts, and that you may decide to invoke other remedies available to you for such default as well.

SECTION 2: DESCRIPTION OF COLLATERAL AND/OR PERSONS TO BE INSURED:

INVENTORY RELATED TO FOREIGN ACCOUNTS, ALL INVENTORY, EQUIPMENT, FURNITURE & FIXTURES

Autos include:   Year   Make   Model   Body Style  Vehicle Identification Number

     SECTION 3: COVERAGES: Show the risks, amount of coverage required, and maximum deductible allowed:

Homeowner's Coverage: [ ] H.O. [ ] Other (Describe)
          Deductible:
Automobile Coverages: [ ] Fire [ ] Theft [ ] Collision  [ ] Comprehensive
                      [ ] Liability
Deductible: Life and Disability Coverages: Minimum limits:

SECTION 4: YOUR STATUS: SHOW HERE HOW THE SECURED PARTY (OR LESSOR) SHOULD BE LISTED ON THE INSURANCE POLICY: [ ] Lienholder [ ] Certificate Holder
[ ] Additional Insured           [ ] Mortgagee   [XX] LOSS PAYEE

SECTION 5: INSURANCE COMPANY: THIS IS THE INSURANCE COMPANY WHICH WILL PROVIDE THE INSURANCE COVERAGE:

--------------------------------------------------------------------------------
Name    Address    City and State   Policy Number   Effective:     from       to

SECTION 6: INSURANCE AGENCY AND AGENT: THIS IS THE INSURANCE AGENCY THROUGH WHICH I HAVE PURCHASED THE REQUIRED INSURANCE (OR INTEND TO):

--------------------------------------------------------------------------------
Name             Address             City and State             Telephone Number

SECTION 7: SIGNATURES FOR BORROWERS (BUYERS OR LESSEES) AND AUTHORIZATION TO INSURANCE AGENT AND COMPANY:

I (we) have made this agreement and have provided the information above. I have received a copy of this agreement.

I (we) request the insurance company an agency shown above to provide the average(s) listed above, and to show the Secured Party (or Lessor) on the policy the status shown above.

I (we) also request that the insurance company or its authorized agent immediately confirm the policy to the Secured Party (or Lessor) on the policy with the status shown above.

I (we) also request that the insurance company or its authorized agent immediately confirm the policy to the Secured Party (or Lessor) by signing this form and forwarding a copy of the policy to the Secured Party (or Lessor), or each part of the policy as may be necessary.

X     AMERICAN ENERGY SERVICES, INC.
NAME: /s/PAT S. ELLIOTT  , TITLE: Pres.

NAME:
------------------------------------, TITLE:------------------

SECTION 8: SIGNATURE FOR SECURED PARTY (LESSOR) AND REQUEST FOR CONFIRMATION:

I ask that upon receipt of this form the insurance company or agency named above confirm the policy coverages shown above.

FOR THE SECURED PARTY:              X  -----------------------------------------
  (OR LESSOR)                          AMAL GUNERATNE, V.P.

SECTION 9: SIGNATURE FOR INSURANCE COMPANY AND CONFIRMATION:

By signing below I confirm the insurance coverages agreed to be provided by our insured and that you will be notified not less than 10 days before cancellation.

PLEASE TYPE NAME, TITLE, COMPANY, AND
  PHONE NUMBER AND RETURN TO SECURED
  PARTY OR LESSOR                      X  --------------------------------------

                                                                   (page 1 of 1)

AMERICAN ENERGY SERVICES, INC.     METROBANK, N.A. GALLERIA       Line of Credit No.#721099972
7224 LAWNDALE                      BRANCH                         Date MAY 2, 1998
HOUSTON, TX 77539                  5065 WESTHEIMER, STE. #1111    Max. Credit Amt. $2,000,000.00
BORROWER'S NAME AND ADDRESS        Houston, TX 77056              Loan Ref. No. #721099972
LENDER'S NAME AND ADDRESS          "You" means the lender, its
"I" Includes each borrower above,  successors and assigns.
jointly and severally.

You have extended to me a line of credit in the
AMOUNT of TWO MILLION AND NO/100                                   $2,000,000.00
You will make loans to me from time to time until 12:00 P.M., on September 2, 1998. Although the line of credit expires on that date, I will remain obligated to perform all my duties under this agreement so long as I owe you any money advanced according to the terms of this agreement, as evidenced by any note or notes I have signed promising to repay these amounts.

This line of credit is an agreement between you and me. It is not intended that any third party receive any benefit from this agreement, whether by direct payment, reliance for future payment or in any other manner. This agreement is not a letter of credit.

1.  AMOUNT: This line of credit is:

    [X] OBLIGATORY: You may not refuse to make a loan to me under this line of credit unless one of the following occurs:

        a.  I have borrowed the maximum amount available to me;

        b.  This line of credit has expired;

        c. I have defaulted on the note (or notes) which show my indebtedness under this line of credit;

        d. I have violated any term of this line of credit or any note or other agreement entered into in connection with this line of credit;

        e.  ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

    [ ] DISCRETIONARY: You may refuse to make a loan to me under this line of credit once the aggregate outstanding advances equal or exceed _____________________________ $____________________________________.

Subject to the obligatory or discretionary limitations above, this line of credit is:

    [X] OPEN-END (Business or Agricultural only): I may borrow up to the maximum amount of principal more than one time.

    [ ] CLOSED-END: I may borrow up to the maximum only one time.

2. PROMISSORY NOTE: I will repay any advances made according to this line of credit agreement as set out in the promissory note, i signed on May 2, 1998, or any note(s) I sign at a later time which represent advances under this agreement. The note(s) set(s) out the terms relating to maturity, interest rate, repayment and advances. If indicated on the promissory note, the advances will be made as follows: SEE ATTACHED "LOAN MONITORING WORKSHEET" AND "EXIM BANK SPECIAL CONDITIONS". UNLESS ALL CONDITIONS BY EXIM BANK HAVE BEEN MET, METROBANK IS NOT OBLIGATED TO FUND.

3. RELATED DOCUMENTS: I have signed the following documents in connection with this line of credit and note(s) entered into in accordance with this line of credit:

    [X]  security agreement dated  MAY 2, 1998       [X]  ARBITRATION AGREEMENT
    [ ]  mortgage dated                              [ ]
    [X]  guaranty dated                              [ ]

4.  REMEDIES: If I am in default on the note(s) you may:

    a.  take any action as provided in the related documents;

    b.  without notice to me, terminate this line of credit.

        By selecting any of these remedies you do not give up your right to later use any other remedy. By deciding not to use any remedy should I default, you do not waive your right to later consider the event a default, if it happens again.

5. COSTS AND FEES: If you hire an attorney to enforce this agreement I will pay your reasonable attorney's fees, where permitted by law. I will also pay your court costs and costs of collection, where permitted by law.

6. COVENANTS: For as long as this line of credit is in effect or I owe you money for advances made in accordance with the line of credit, I will do the following:

    a. maintain books and records of my operations relating to the need for this line of credit;

    b. permit you or any of your representatives to inspect and/or copy these records;

    c. provide to you any documentation requested by you which support the reason for making any advance under this line of credit;

    d. permit you to make any advance payable to the seller (or seller and me) of any items being purchased with that advance;

    e. SEE ATTACHED "LOAN MONITORING WORKSHEET" AND "EXIM BANK SPECIAL CONDITIONS". UNLESS ALL CONDITIONS BY EXIM BANK HAVE BEEN MET, METROBANK IS NOT OBLIGATED TO FUND.

7. NOTICES: All notices or other correspondence with me should be sent to my address stated above. The notice or correspondence shall be effective when deposited in the mail, first class, or delivered to me in person.

8. MISCELLANEOUS: This line of credit may not be changed except by a written agreement signed by you and me. The law of the state in which you are located will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation.

FOR THE LENDER                       SIGNATURES: I AGREE TO THE TERMS OF
                                     THIS LINE OF CREDIT. I HAVE RECEIVED
                                     A COPY ON TODAY'S DATE

AMAL GUNERATNE                       AMERICAN ENERGY SERVICES, INC.
Title VICE PRESIDENT                 BY: /s/ P S ELLIOTT      PRESIDENT
                                     NAME:                   , TITLE:
                                     BY:
                                     NAME:                   , TITLE:

                                                                   (page 1 of 1)

AMERICAN ENERGY SERVICES, INC.         METROBANK, N.A. GALLERIA                EXTENSION OF SECURITY
7224 LAWNDALE                          BRANCH                                  AGREEMENT DATED:
HOUSTON, TX 77539                      5065 WESTHEIMER, STE. #1111             MAY 2, 1998
                                       HOUSTON, TX 77056
      DEBTOR'S NAME AND ADDRESS            SECURED PARTY'S NAME AND ADDRESS

For value received, the Debtor hereby grants the Secured Party a security interest in the following additional collateral:

                                  EXHIBIT "A'

ASSIGNMENT OF ALL FOREIGN A/R AND PROCEEDS THEREOF AND ASSIGNMENT OF INVENTORY RELATED TO FOREIGN ACCOUNTS (INCLUDING WIP); ALL INVENTORY, CHATTEL PAPER, ACCOUNTS, CONTRACT RIGHTS, EQUIPMENT, GENERAL INTANGIBLES AND FIXTURES; TOGETHER WITH THE FOLLOWING SPECIFICALLY DESCRIBED PROPERTY: FURNITURE, MACHINERY AND ANY LEASEHOLD IMPROVEMENTS; WHETHER ANY OF THE FOREGOING IS OWNED NOW OR ACQUIRED LATER; ALL ACCESSIONS, ADDITIONS, REPLACEMENTS, AND SUBSTITUTIONS RELATING TO ANY OF THE FOREGOING; ALL RECORDS OF ANY KIND RELATING TO ANY OF THE FOREGOING; ALL PROCEEDS RELATING TO ANY OF THE FOREGOING (INCLUDING INSURANCE, GENERAL INTANGIBLES AND OTHER ACCOUNTS PROCEEDS). TO BE LOCATED AT 7224 LAWNDALE, HOUSTON, TX 77539 OR WHEREVER LOCATED.

*************(CROSS-COLLATERALIZED WITH EXISTING AND PROPOSED LOANS);



By signing below, Debtor acknowledges that this document describes additional collateral which is subject to all terms and conditions of the Security Agreement referred to above.

                                       AMERICAN ENERGY SERVICES, INC.

Authorized Signature(s) of Secured Party -- sign below only if filing this document.

Debtor                           BY: /s/ P S ELLIOTT                  PRESIDENT
                                           (Name)                      (Title)

                                                                   (page 1 of 1)